UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2024

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	#0-50273 (Commission File Number)	01-0731997 (IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:312-915-1987

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Subsection 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Subsection 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on June 3, 2024, Kaanapali Land Management Corp., an indirect wholly-owned subsidiary of Kaanapali Land, LLC (“KLMC”), entered into a property purchase agreement (“PVM Sales Agreement”) with Kauhale Development LLC (“Buyer”) for the sale of several parcels of land, aggregating approximately 241 acres (the “Property”) within Pu’ukoli’i Village Mauka, a master development plan area, located near the Kaanapali resort area, north of Lahaina, Hawaii.

The closing of the sale of the Property was subject to the satisfactory completion of the Buyer’s investigation and evaluation of the Property during a specified due diligence period. Prior to the expiration of the due diligence period on November 15, 2024, the Buyer had not delivered a notice to proceed, and therefore, the PVM Sales Agreement terminated pursuant to its terms as of 4:00 p.m., Hawaii Standard Time, on November 15, 2024.

The Buyer has since acknowledged termination of the PVM Sales Agreement,and the parties have provided instructions for the escrowed funds provided by the Buyer pursuant to the PVM Sales Agreement to be released in accordance therewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly-authorized.

Date: December 6, 2024

KAANAPALI LAND, LLC

By:	Pacific Trail Holdings, LLC (sole member)

/s/ Richard Helland
By:	Richard Helland, Vice President

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